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                                                                   Exhibit 10.17

THIS AGREEMENT is made the 1st day of February 1999

BETWEEN


(1) Guangzhou Universal Ocean Biological Science Corporation of No. 120, Medium Xianlie Road, Guangzhou, China ("Party A") of the first part;

(2) Malee Consultants Limited, a limited company incorporated in the British Virgin Islands and having a place of business in Hong Kong at Room 1006, West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong ("Party B") of the second part; and

(3) Lite Charter (China) Limited, a company incorporated in Hong Kong whose registered office is situate at Block A2, 8th Floor, Yip Fung Industrial Building, 28-36 Kwai Fung Crescent, Kwai Chung, New Territories, Hong Kong ("Party C") of the third part.

WHEREAS:

(1) Party A and Party B has signed a Chinese agreement on 2nd June 1998 ("the Agreement") under which Party B was to provide extensive consultancy services ("the Services") to Party A over a period of 4 years with a view to facilitating the implementation of a project ("the Project") contemplated by Party A to establish an ocean park ("the Park") in Xian, the Peoples Republic of China. The Services are itemized in the First and Second Schedules hereto and the fees for each of the items ("the Items") of the Services are set out in the First and Second Schedules hereto against each of the specific items.


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(2)      Party B has performed those items of the Services as listed in the
         First Schedule hereto ("the Performed Services") leaving those items of the Services as listed in the Second Schedule hereto ("the Unperformed Services") to be performed in accordance with the Agreement.

(3) With Party A's consent, Party B intends to assign the Unperformed Services to Party C for its performance in accordance with the Agreement.

NOW THEREFORE IT IS MUTUALLY AGREED:

1. Party B hereby assigns to Party C the Unperformed Services to be performed by Party C at the same fees and on the same terms and conditions as specified in the Agreement. Party C hereby agrees with Party A and Party B to take up the performance of the Unperformed Services at the same fees and on the same terms and conditions as specified in the Agreement.

2. Party A agrees to the assignment of the Unperformed Services from Party B to Party C as mentioned in the preceding clause to the intent that Party B shall not be further responsible or liable for the performance (or non-performance) of the Unperformed Services and that Party C shall have the same rights and duties under the Agreement as Party B in the performance of the Unperformed Services.

3. Party B shall not be liable for any disputes or claims in respect of or arising from the performance (or non-performance) of the Unperformed Services. Any such disputes or claims shall be resolved or made between Party A and Party C in accordance


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with the Agreement and shall not in any event affect the rights and duties between Party A and Party B in respect of the Performed Services.

4. Party C shall not be liable for any disputes or claims in respect of or arising from the performance of the Performed Services. Any such disputes or claims shall be resolved or made between Party A and Party B in accordance with the Agreement and shall not in any event affect the rights and duties between Party A and Party C in respect of the Unperformed Services.

5. For avoidance of doubt, in case any item of the Performed Services is only partially performed or defectively performed, Party C shall not be responsible for the same nor for the completion or making good of the same and clause 4 above shall apply in such circumstances PROVIDED that Party A may request and Party C may undertake for the completion or making good of the same at such terms and conditions as by mutual consent.

6. In performing the items of the Unperformed Services, Party C shall adhere to the scheduled progress as provided in the Agreement PROVIDED that if any such progress is hindered or delayed by reason only of any such matters as mentioned in clause 5 above, Party C shall not be liable for any such delay. Any claims on such delay shall be made between Party A and Party B only.

7. It is hereby declared that no money or property was paid or given or received by any parties hereto for the entering of this Agreement.

8. It is hereby further declared that the ambit of the Services is of consultancy and organization nature only with a view to facilitating the implementation of the Project


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and does not (nor shall the Items so construed) include any work involving the actual implementation of the Project nor the actual establishment of the Park (including, but not limited to, any site formation work;
building/premises/structure construction work; machine/facility installation/assembling work; supervision thereof; etc.).

9. This Agreement shall take effect on 1st January 1999 and shall be deemed made on that day.

10. This Agreement shall be interpreted and governed by the English laws and the parties hereto submit to the non-exclusive jurisdictions of the English courts.

                                 FIRST SCHEDULE
                            (The Performed Services)


                                 See Appendix A


                                 SECOND SCHEDULE
                           (The Unperformed Services)

                                 See Appendix B


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SIGNED by Huang Zheng              )
                                   )
for and on behalf of Party A       )
                                   )
in the presence of :               )





SIGNED by Cheng Chao Ming          )
                                   )
for and on behalf of Party B       )
                                   )
in the presence of :               )





SIGNED by Sit Yik Leung            )
                                   )
for and on behalf of Party C       )
                                   )
in the presence of :               )


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